Exhibit 10.1.a.


                        SUPPORT AGREEMENT
                             BETWEEN
                GREAT PLAINS ENERGY INCORPORATED
                               AND
                 R.S. ANDREWS ENTERPRISES, INC.

     This SUPPORT AGREEMENT (this "Agreement"), made as of the
25th day of October, 2001, is by and between GREAT PLAINS ENERGY
INCORPORATED ("Parent") and R.S. ANDREWS ENTERPRISES, INC.
("RSAE").

                           WITNESSETH:

     WHEREAS, Parent is the indirect owner of 100% of the outstanding common stock of Home Service Solutions, Inc. ("HSS") and HSS is the owner of 72% of the outstanding Series A and Series B Convertible Preferred Stock and Common Stock of RSAE;

     WHEREAS, RSAE currently maintains, and intends to incur additional indebtedness ("Debt") under that certain Credit Agreement, dated as of March 17, 2000 (as the same may be amended or otherwise modified from time to time, the "Credit Agreement"), among RSAE, various financial institutions (together with their successors and assigns, "Lenders") and LaSalle Bank National Association, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Agent"), thereby enabling RSAE to obtain financing for itself;

     WHEREAS, Parent and RSAE desire to take certain actions to enhance and maintain the financial condition of RSAE as hereinafter set forth in order to enable RSAE to both maintain and incur such Debt on more advantageous and reasonable terms than would otherwise be available; and

     WHEREAS, the Agent and the Lenders will rely upon this Agreement in both maintaining and making additional loans and extensions of credit to RSAE;

     NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. STOCK OWNERSHIP. During the term of this Agreement, Parent will own, directly or indirectly, free and clear of any security interest, lien or encumbrance, all of the voting capital stock of HSS now or hereafter issued and outstanding. During the term of this Agreement, Parent will cause HSS to own, free and clear of any security interest, lien or encumbrance, at least 51% of the voting capital stock of RSAE now or hereafter issued and outstanding.

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     2.   NET WORTH. Parent agrees that it intends to cause both
HSS and RSAE to have at all times a positive tangible net worth (stockholders' equity less intangible assets), as determined in accordance with generally accepted accounting principles, except that such determination shall be made on an unconsolidated basis.

     3. LIQUIDITY. If, during the term of this Agreement, RSAE is unable to make timely payment of interest or principal on any Debt, Parent promptly shall provide to RSAE, at its request or the request of the Agent or any Lender, such funds (in the form of cash or liquid assets) as equity or, if Parent and RSAE shall agree, as a loan. If such funds are advanced to RSAE as a loan, such loan shall be on such terms and conditions, including maturity and rate of interest, as Parent and RSAE shall agree; provided, however, that any such loan shall be unsecured and right of payment of any such loan shall be postponed and subordinated to the prior payment in full in cash of all Debt and the termination of all commitments to lend under the Credit Agreement pursuant to subordination provisions in form and substance satisfactory to the Agent. Notwithstanding any payments made by or for the account of Parent pursuant to this Section
3, Parent shall not be subrogated to any of the rights of the Agent or the Lenders until the payment in full in cash of all Debt and the termination of all commitments to lend under the Credit Agreement.

     4. WAIVERS. Parent hereby waives any failure or delay on the part of RSAE in asserting or enforcing any of its rights or in making any claims or demands hereunder. RSAE and the Lenders may at any time, without notice to (except as set forth below) or consent by Parent and without affecting or impairing RSAE's or the Lenders' rights or Parent's obligations hereunder, do any of the following with respect to any Debt:

          (a) retain or obtain security interest in any property to secure any of the Debt,

          (b) retain or obtain the primary or secondary obligation of any other obligor or obligator with respect to any of the Debt,

          (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any Debt, or release or compromise any obligation of any nature of any obligor with respect to any Debt,

          (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any Debt, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property,

          (e) amend the Credit Agreement or any related document from time to time in any manner, and

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          (f) extend loans and other financial accommodations to
     either HSS or RSAE in addition to the Debt.

     The Agent will endeavor to provide notice to Parent of any loans or other financial accommodations described in clause (f) above of which the Agent has knowledge; provided that failure to give such notice shall not affect the obligations of Parent hereunder.

     5. TERMINATION; AMENDMENT. The Agreement may be amended or terminated at any time by written amendment or agreement signed by each party; provided, however, that:

          (a) no modification of or amendment to this Agreement may be made in a manner that adversely affects the rights of the Lenders unless (i) such modification or amendment occurs after all Debt shall have been paid in full in cash and the Lenders have no further commitment to make advances under the Credit Agreement or (ii) all Lenders consent in advance and in writing to such modification or amendment;

          (b) this Agreement may be terminated only after all Debt shall have been paid in full and the Lenders have no further commitment to make advances under the Credit
     Agreement; and

          (c) notwithstanding any prior termination of this Agreement in accordance with clause (b) above, if at any time all or any part of any payment theretofore applied by the Agent or any Lender to the Debt is or must be rescinded or returned by the Agent or any Lender for any reason (including, without limitation, the insolvency, bankruptcy or reorganization of RSAE or Parent), such Debt shall be deemed to have continued in existence and this Agreement shall be reinstated, all as though such application by the Agent or such Lender had not been made.

     6. RIGHTS AND REMEDIES OF THE AGENT. The Agent shall have the right to demand that RSAE exercise any and all of its rights and remedies under this Agreement, and, if RSAE fails or refuses to take timely action to exercise its rights and remedies hereunder or if RSAE defaults in the timely payment of interest, fees or principal on any Debt when due, the Agent may proceed directly against Parent to exercise RSAE's rights and remedies hereunder (including, without limitation, any and all rights of RSAE to demand or otherwise require payment of any amount under, or performance of any provision of, this Agreement) or to obtain payment of such defaulted interest, fees or principal owed to any Lender, and Parent shall comply and cooperate in all respects with any such exercise and shall, if the Agent so requests, pay any such amounts directly to the Agent. Anything herein to the contrary notwithstanding, the Agent and the Lenders may proceed to enforce this Agreement against the undersigned, without pursuing or exhausting any right or remedy which the Agent or the Lenders may have against RSAE or any other person, firm or corporation.

     7. Representations and Warranties. Each of the undersigned represents and warrants for the benefit of the Agent and the Lenders that: a) this Agreement has been duly authorized,

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executed and delivered by such undersigned, is in full force and effect and is binding upon and enforceable against such undersigned in accordance with its terms; and (b) Parent has no defense, setoff or counterclaim arising under this Agreement. Parent acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement.

     8. NOTICES. Any notice, instruction, request, consent, demand or other communication required or contemplated by this Agreement shall be in writing, shall be given or made or communicated by United States mail, facsimile transmission or hand delivery, addressed as follows:

     If to Parent:  GREAT PLAINS ENERGY INCORPORATED
                    1201 Walnut, 20 th Floor
                    Kansas City, Missouri 64141
                    Attention: Treasurer
                    Facsimile: (816) 556-2996

     If to RSAE:    R.S. ANDREWS ENTERPRISES, INC.
                    3510 DeKalb Tech Parkway
                    Atlanta, Georgia 30340
                    Attention: James A. Tramonte, Esq.
                    Facsimile: (770) 454-4636

     9. SUCCESSORS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and is also intended for the benefit of the Agent and the Lenders (the "Benefitted Parties"), notwithstanding that such Benefitted Parties are not parties hereto, each Benefitted Party shall be entitled to the full benefits of this Agreement and to enforce the covenants and agreements contained herein. This Agreement is not intended for the benefit of any person other than the Benefitted Parties, and shall not confer or be deemed to confer upon any other such person any benefits, rights or remedies hereunder.

     10. GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Missouri.

     11. REMEDIES. The parties to this Agreement acknowledge and agree that breach of any of the covenants of Parent set forth herein may not be compensable by payment of money damages and, therefore, that the covenants of Parent set forth herein may be enforced in equity by a decree requiring specific performance. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies RSAE may have under this Agreement.

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     12.  COSTS AND EXPENSES. After the occurrence of an Event of
Default (as defined in the Credit Agreement), Parent agrees that it will pay all reasonable out-of-pocket expenses, legal fees and legal costs incurred by RSAE, the Agent or any Lender in protecting and enforcing its rights hereunder or in connection herewith.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                              GREAT PLAINS ENERGY INCORPORATED

                              By:/s/ Andrea F. Bielsker
                              Its: V.P.-Finance, CFO and Treasurer



                              R.S. ANDREWS ENTERPRISES, INC.

                              By:/s/Charles J. Cansler
                              Its: CFO

                              By: /s/ J. Tramonte
                              Its: Secretary